CONTACTS: Corporate Communications T - (412) 433-1300 E - media@uss.com	Emily Chieng Investor Relations Officer T - (412) 618-9554 E - ecchieng@uss.com	NEWS RELEASE

FOR IMMEDIATE RELEASE:

United States Steel Corporation Reports First Quarter 2024 Results

•First quarter 2024 net earnings of $171 million, or $0.68 per diluted share.
•First quarter 2024 adjusted net earnings of $206 million, or $0.82 per diluted share. Includes an approximately $0.04 per diluted share unfavorable inventory impact versus our March 18 adjusted net earnings per diluted share guidance of between $0.80 and $0.84 per diluted share.
•First quarter 2024 adjusted EBITDA of $414 million. Includes an approximately $10 million unfavorable inventory impact versus our March 18 adjusted EBITDA guidance of approximately $425 million.

PITTSBURGH, May 2, 2024 – United States Steel Corporation (NYSE: X) reported first quarter 2024 net earnings of $171 million, or $0.68 per diluted share. Adjusted net earnings was $206 million, or $0.82 per diluted share. This compares to first quarter 2023 net earnings of $199 million, or $0.78 per diluted share. Adjusted net earnings for the first quarter 2023 was $195 million, or $0.77 per diluted share.
Commenting on the Company’s first quarter performance, U. S. Steel President and Chief Executive Officer, David B. Burritt said, “We delivered a solid first quarter while maintaining an unwavering focus on safety as we progress towards the close of our pending transaction with Nippon Steel Corporation. First quarter adjusted EBITDA of $414 million reflects the benefits of a diverse order book and efficiently run operations in the midst of changing market conditions, partly offset by an unfavorable inventory impact in our North American Flat-Rolled segment. Both our North American Flat-Rolled and Mini Mill segments generated sizeable sequential increases in EBITDA, capturing higher steel prices and optimizing product mix for improved profitability. Our European segment successfully navigated a dynamic steel market backdrop to deliver better than expected performance. Meanwhile, our Tubular segment continued to deliver historically strong performance despite a softer market environment.”

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“We expect an even stronger second quarter, with adjusted EBITDA in the range of $425 million to $475 million, as typical first quarter seasonal mining headwinds abate,” continued Burritt. “This should drive sequentially stronger EBITDA for our Flat-Rolled segment, while our Mini Mill segment is expected to be negatively impacted by lower average selling prices. Our U. S. Steel Europe segment results are expected to remain challenged, reflecting mounting commercial headwinds. As a result, we extended a planned outage on blast furnace #2 to balance our production with demand. We expect results in our Tubular segment to moderate as selling prices decline.”
Commenting on the Company’s strategic initiatives, Burritt concluded, “We continue to move closer to the completion of our in-flight capital projects and the incremental earnings and resilient cash flow they are expected to generate. We recently commissioned our new dual Galvalume® / Galvanized coating line at Big River Steel. This state-of-the-art finishing line will enhance our product mix while meeting the demand of customers. Meanwhile, we’re another quarter closer to the start-up of Big River 2, our new mini mill in Osceola, Arkansas. Big River 2 remains on-track for start-up in the second half of 2024. I invite you to review the progress being made on Big River 2, which is showcased in our investor presentation posted on our Investor Relations webpage.”

Transaction Update
The Company continues to progress towards closing the transaction with Nippon Steel Corporation. Last month, U. S. Steel stockholders approved the merger with ~99% approval of shares voted, satisfying a significant condition to closing. The Company and Nippon Steel Corporation each received, and are working to respond to, a request for additional information and documentary materials (commonly referred to as a “second request”) from the U.S. Department of Justice in connection with antitrust review of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").
The Company currently expects that the merger will be completed in the second half of 2024, subject to the fulfillment of the remaining, customary closing conditions, including the expiration or termination of the waiting period under the HSR Act and receipt of other required regulatory approvals.

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Earnings Highlights
	Three Months Ended March 31,
(Dollars in millions, except per share amounts)	2024	2023
Net Sales	$4,160	$4,470
Segment earnings (loss) before interest and income taxes
Flat-Rolled	$34	$(7)
Mini Mill	99	12
U. S. Steel Europe	16	(34)
Tubular	57	232
Other	(2)	3
Total segment earnings before interest and income taxes	$204	$206
Other items not allocated to segments	(50)	(17)
Earnings before interest and income taxes	$154	$189
Net interest and other financial benefits	(55)	(61)
Income tax expense	38	51
Net earnings	$171	$199
Earnings per diluted share	$0.68	$0.78

Adjusted net earnings (a)	$206	$195
Adjusted net earnings per diluted share (a)	$0.82	$0.77
Adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) (a)	$414	$427
(a) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of these amounts.

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UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)
	Three Months Ended March 31,
	2024	2023
OPERATING STATISTICS
Average realized price: ($/net ton unless otherwise noted) (a)
Flat-Rolled	1,054	1,012
Mini Mill	977	794
U. S. Steel Europe	830	909
U. S. Steel Europe (€/net ton)	764	847
Tubular	2,267	3,757

Steel shipments (thousands of net tons): (a)
Flat-Rolled	2,049	2,278
Mini Mill	568	659
U. S. Steel Europe	1,072	883
Tubular	114	131
Total steel shipments	3,803	3,951

Intersegment steel (unless otherwise noted) shipments (thousands of net tons):
Mini Mill to Flat-Rolled	112	83
Flat-Rolled to Mini Mill	1	—
Flat-Rolled to Mini Mill (pig iron)	77	29
Flat-Rolled to USSE (coal)	119	—

Raw steel production (thousands of net tons):
Flat-Rolled	2,111	2,393
Mini Mill	717	759
U. S. Steel Europe	1,079	1,092
Tubular	146	171

Raw steel capability utilization: (b)
Flat-Rolled	64%	74%
Mini Mill	87%	93%
U. S. Steel Europe	87%	89%
Tubular	65%	77%

CAPITAL EXPENDITURES (dollars in millions)
Flat-Rolled	139	139
Mini Mill	463	563
U. S. Steel Europe	28	26
Tubular	10	12
Other Businesses	—	—
Total	$640	$740
(a) Excludes intersegment shipments.
(b) Based on annual raw steel production capability of 13.2 million net tons for Flat-Rolled, 3.3 million net tons for Mini Mill, 5.0 million net tons for U. S. Steel Europe and 0.9 million net tons for Tubular.

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UNITED STATES STEEL CORPORATION
CONDENSED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended March 31,
(Dollars in millions, except per share amounts)	2024	2023
Net Sales	$4,160	$4,470

Operating expenses (income):
Cost of sales	3,665	3,953
Selling, general and administrative expenses	119	99
Depreciation, depletion and amortization	210	221
(Earnings) loss from investees	(14)	13
Asset impairment charges	7	4
Restructuring and other charges	6	1
Other losses (gains), net	13	(10)
Total operating expenses	4,006	4,281

Earnings before interest and income taxes	154	189
Net interest and other financial benefits	(55)	(61)

Earnings before income taxes	209	250
Income tax expense	38	51

Net earnings	171	199
Less: Net earnings attributable to noncontrolling interests	—	—
Net earnings attributable to United States Steel Corporation	$171	$199

COMMON STOCK DATA:
Net earnings per share attributable to United States Steel Corporation Stockholders
Basic	$0.76	$0.87
Diluted	$0.68	$0.78
Weighted average shares, in thousands
Basic	224,099	227,332
Diluted	254,584	257,447
Dividends paid per common share	$0.05	$0.05

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UNITED STATES STEEL CORPORATION
CONDENSED CASH FLOW STATEMENT (Unaudited)
	Three Months Ended March 31,	Three Months Ended March 31,
(Dollars in millions)	2024	2023
Increase (decrease) in cash, cash equivalents and restricted cash
Operating activities:
Net earnings	$171	$199
Depreciation, depletion and amortization	210	221
Asset impairment charges	7	4
Restructuring and other charges	6	1
Pensions and other postretirement benefits	(28)	(41)
Active employee benefit investments	30	(3)
Deferred income taxes	36	38
Working capital changes	(312)	(47)
Income taxes receivable/payable	5	10
Other operating activities	(153)	(201)
Net cash (used in) provided by operating activities	(28)	181

Investing activities:
Capital expenditures	(640)	(740)
Proceeds from sale of assets	—	2
Other investing activities	(5)	—
Net cash used in investing activities	(645)	(738)

Financing activities:
Repayment of long-term debt	(14)	(10)
Common stock repurchased	—	(75)
Other financing activities	(32)	(32)
Net cash used in financing activities	(46)	(117)

Effect of exchange rate changes on cash	(7)	8

Net decrease in cash, cash equivalents and restricted cash	(726)	(666)
Cash, cash equivalents and restricted cash at beginning of year	2,988	3,539

Cash, cash equivalents and restricted cash at end of period	$2,262	$2,873

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UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)
	March 31,	December 31,
(Dollars in millions)	2024	2023
Cash and cash equivalents	$2,221	$2,948
Receivables, net	1,722	1,548
Inventories	2,157	2,128
Other current assets	321	319
Total current assets	6,421	6,943

Operating lease assets	99	109
Property, plant and equipment, net	10,807	10,393
Investments and long-term receivables, net	785	761
Intangibles, net	431	436
Goodwill	920	920
Other noncurrent assets	985	889
Total assets	$20,448	$20,451

Accounts payable and other accrued liabilities	2,948	3,028
Payroll and benefits payable	322	442
Short-term debt and current maturities of long-term debt	159	142
Other current liabilities	319	336
Total current liabilities	3,748	3,948

Noncurrent operating lease liabilities	65	73
Long-term debt, less unamortized discount and debt issuance costs	4,082	4,080
Employee benefits	116	126
Deferred income tax liabilities	629	587
Other long-term liabilities	516	497
United States Steel Corporation stockholders' equity	11,199	11,047
Noncontrolling interests	93	93
Total liabilities and stockholders' equity	$20,448	$20,451

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UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED NET EARNINGS
	Three Months Ended March 31,
(In millions of dollars)	2024		2023
Net earnings and diluted net earnings per share attributable to United States Steel Corporation, as reported	$171	$0.68	$199	$0.78
Restructuring and other charges	6		1
Stock-based compensation expense	11		11
Asset impairment charges	7		4
VEBA asset surplus adjustment	(4)		(22)
Environmental remediation charges	2		—
Strategic alternatives review process costs	23		—
Granite City idling costs	1		—
Other charges, net	—		1
Adjusted pre-tax net earnings to United States Steel Corporation	217		194
Tax impact of adjusted items (a)	(11)		1
Adjusted net earnings and diluted net earnings per share attributable to United States Steel Corporation	$206	$0.82	$195	$0.77
Weighted average diluted ordinary shares outstanding, in millions	254.6		257.4
(a) The tax impact of adjusted items for both the three months ended March 31, 2024 and 2023 were calculated using a blended tax rate of 24%.

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA
	Three Months Ended March 31,
(Dollars in millions)	2024	2023
Reconciliation to Adjusted EBITDA
Net earnings attributable to United States Steel Corporation	$171	$199
Income tax expense	38	51
Net interest and other financial benefits	(55)	(61)
Depreciation, depletion and amortization expense	210	221
EBITDA	364	410
Restructuring and other charges	6	1
Stock-based compensation expense	11	11
Asset impairment charges	7	4
Environmental remediation charges	2	—
Strategic alternatives review process costs	23	—
Granite City idling costs	1	—
Other charges, net	—	1
Adjusted EBITDA	$414	$427
Net earnings margin (a)	4.1%	4.5%
Adjusted EBITDA margin (a)	10.0%	9.6%
(a) The net earnings and adjusted EBITDA margins represent net earnings or adjusted EBITDA divided by net sales.

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UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF PAST TWELVE MONTHS OF FREE AND INVESTABLE CASH FLOW
	2nd	3rd	4th	1st
	Quarter	Quarter	Quarter	Quarter	Total of the
(Dollars in millions)	2023	2023	2023	2024	Four Quarters
Net cash provided (used) by operating activities	$713	$817	$389	$(28)	$1,891
Net cash used in investing activities	(612)	(585)	(633)	(645)	(2,475)
Free cash flow	101	232	(244)	(673)	(584)
Strategic capital expenditures	476	423	425	468	1,792
Investable free cash flow	$577	$655	$181	$(205)	$1,208

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We present adjusted net earnings, adjusted net earnings per diluted share, earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings, is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies.
Adjusted net earnings and adjusted net earnings per diluted share are non-GAAP measures that exclude the effects of items that include: restructuring and other charges, stock-based compensation expense, asset impairment charges, VEBA asset surplus adjustment, environmental remediation charges, strategic alternatives review process costs, Granite City idling costs, tax impact of adjusted items and other charges, net (Adjustment Items). Adjusted EBITDA and adjusted EBITDA margins are also non-GAAP measures that exclude the effects of certain Adjustment Items. We present adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin to enhance the understanding of our ongoing operating performance and established trends affecting our core operations by excluding the effects of events that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin provides insight into management’s view and assessment of the Company’s ongoing operating performance because management does not consider the Adjustment Items when evaluating the Company’s financial performance. Adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin should not be considered a substitute for net earnings, earnings per diluted share or other financial measures as computed in accordance with U.S. GAAP and are not necessarily comparable to similarly titled measures used by other companies.
We also present free cash flow, a non-GAAP measure of cash generated from operations after any investing activity and investable free cash flow, a non-GAAP measure of cash generated from operations after any investing activity adjusted for strategic capital expenditures. We believe that free cash flow and investable free cash flow provide further insight into the Company's overall utilization of cash. A condensed consolidated statement of operations (unaudited), condensed consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains information regarding the Company that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other

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events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements.
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2024-017
Founded in 1901, United States Steel Corporation is a leading steel producer. With an unwavering focus on safety, the Company’s customer-centric Best for All® strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves the automotive, construction, appliance, energy, containers, and packaging industries with high value-added steel products such as U. S. Steel’s proprietary XG3® advanced high-strength steel. The Company also maintains competitively advantaged iron ore production and has an annual raw steelmaking capability of 22.4 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit www.ussteel.com.

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